Exhibit 99.1

Xoom Reports Third Quarter 2015 Results

-	Third Quarter Revenue of $42.4 Million, increase of 8% from Q3 2014
-	Third Quarter Gross Sending Volume of $1.9 Billion, increase of 12% from Q3 2014
-	1,473,859 Active Customers, increase of 21% from Q3 2014

SAN FRANCISCO, Calif., November 4, 2015 – Xoom Corporation (NASDAQ: XOOM), a leading digital money transfer provider, today announced financial results for the third quarter of 2015.

•	Revenue for the third quarter was $42.4 million, an increase of 8% from the third quarter of 2014.
•	Gross profit for the third quarter was $27.9 million, a decrease of 1% from the third quarter of 2014.
•	GAAP net loss for the third quarter was $16.0 million, or a loss of $0.41 per diluted share, compared to net income of $0.4 million, or $0.01 per diluted share, for the third quarter of 2014.
•	Adjusted EBITDA for the third quarter was $(1.3) million, compared to $5.0 million for the third quarter of 2014.
•	Non-GAAP net loss per diluted share for the third quarter was $0.07, compared to net income per diluted share of $0.08 for the third quarter of 2014.
•	Cash, cash equivalents, disbursement prefunding and short-term investments were $207.0 million as of September 30, 2015, compared to $250.2 million as of December 31, 2014.
•	There was no outstanding amount due under the line of credit as of September 30, 2015. Outstanding amount due under the line of credit was $28.0 million as of December 31, 2014.

Operating Metrics

•	Gross sending volume for the quarter was $1.9 billion, an increase of 12% from the third quarter of 2014.
•	Transactions for the quarter were 4,260,359, representing growth of 33% from the third quarter of 2014.
•	Active customers for the quarter were 1,473,859, representing growth of 21% from the third quarter of 2014.
•	Gross additional customers for the quarter were 186,268, an increase of 57% from the third quarter of 2014.

Highlights and Strategic Announcements

During the quarter, Xoom launched the following new initiatives to enhance its customer experience and expand its reach in new markets:

•	Expansion into Singapore, which enables our customers to deposit funds into bank accounts via their U.S. bank accounts, credit cards or debit cards.
•	Launched Vietnamese-language desktop and mobile sites to support our Vietnamese business.

On July 1, 2015, Xoom entered into a definitive agreement (the “Merger Agreement”) under which PayPal, Inc. will acquire Xoom for $25 per share in cash (the “Merger”). The Merger was unanimously approved by the Boards of Directors of both companies, as well as the Board of Directors of eBay Inc., PayPal, Inc.'s parent company on the date of the agreement. The Merger is conditioned upon, among other things, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The waiting period under the HSR Act expired on August 14, 2015. The Company’s stockholders approved the adoption of the Merger Agreement at a special meeting of stockholders held on September 4, 2015. The Merger remains subject to the satisfaction or waiver of customary closing conditions and the receipt of certain regulatory consents relating to Xoom's money transmitter licenses.

Business Outlook

In connection with the pending Merger, Xoom will no longer provide details regarding its business outlook for future periods. The Company will not host a conference call to review its third quarter 2015 financial results.

About Xoom

Xoom is a leading digital money transfer provider that enables consumers to send money, pay bills and send prepaid mobile phone reloads for family and friends around the world in a secure, fast and cost-effective way, using their mobile phone, tablet or computer. During the 12 months ended September 30, 2015, Xoom’s 1.5 million active customers sent approximately $7.1 billion with Xoom. The company is headquartered in San Francisco and can be found online at www.xoom.com.

Non-GAAP Financial Measures

Xoom’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share. Adjusted EBITDA excludes (benefit) provision for income taxes, interest expense, interest income, amortization of acquired intangible asset, depreciation and other amortization expense, expenses related to stock-based compensation and Merger-related cost.  Depreciation and other amortization expense includes impairment charges and loss on disposal of long-lived assets. Costs incurred in connection with the Merger are unique costs incurred out of the normal course of business and have therefore been excluded from Adjusted EBITDA and non-GAAP net income to reflect normalized business performance. Non-GAAP net income and non-GAAP net income per diluted share exclude expenses related to stock-based compensation, amortization of acquired intangible asset and Merger-related cost. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Xoom believes these adjustments provide useful comparative information to investors.

Xoom considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Xoom’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

(Xoom-f)

Contacts:

Sharrifah Al-Salem, CFA, 415-660-1256

Director of Investor Relations

IR@xoom.com

XOOM CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2015	2014
	(unaudited)	(derived from audited financial statements)
Assets
Current assets:
Cash and cash equivalents	$64,826	$67,216
Disbursement prefunding	54,559	71,167
Short-term investments	87,615	111,777
Customer funds receivable	24,632	18,590
Prepaid expenses and other current assets	7,757	5,417
Total current assets	239,389	274,167
Non-current assets:
Property, equipment and software, net	16,785	15,670
Goodwill	9,032	9,032
Intangibles, net	4,500	5,129
Restricted cash	13,754	10,971
Other assets	1,106	755
Total assets	$284,566	$315,724
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$15,965	$14,533
Customer liabilities	12,338	11,540
Line of credit	—	28,000
Total current liabilities	28,303	54,073
Non-current liabilities:
Other non-current liabilities	6,169	5,885
Total liabilities	34,472	59,958
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized; issued and outstanding 39,554,634 and 38,592,808 shares at September 30, 2015 and December 31, 2014, respectively	4	4
Additional paid-in capital	353,060	339,169
Accumulated other comprehensive loss	(6)	(55)
Accumulated deficit	(102,964)	(83,352)
Total stockholders’ equity	250,094	255,766
Total liabilities and stockholders’ equity	$284,566	$315,724

XOOM CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenue	$42,431	$39,416	$133,176	$115,198
Cost of revenue	14,554	11,121	39,936	33,676
Gross profit	27,877	28,295	93,240	81,522
Marketing	9,977	7,193	30,426	23,331
Technology and development	11,758	10,018	34,978	26,669
Customer service and operations	5,021	4,403	14,428	12,748
General and administrative	16,639	5,741	31,769	15,716
Total operating expense	43,395	27,355	111,601	78,464
Income (loss) from operations	(15,518)	940	(18,361)	3,058
Other income (expense):
Interest expense	(370)	(351)	(1,064)	(1,023)
Interest income	83	59	231	204
Other income (expense)	(165)	(220)	(295)	(30)
Income (loss) before income taxes	(15,970)	428	(19,489)	2,209
Provision for income taxes	43	30	123	61
Net income (loss)	$(16,013)	$398	$(19,612)	$2,148
Net income (loss) per share:
Basic	$(0.41)	$0.01	$(0.50)	$0.06
Diluted	$(0.41)	$0.01	$(0.50)	$0.05
Weighted-average shares used to compute net income (loss) per share:
Basic	39,448	38,347	39,147	38,085
Diluted	39,448	41,765	39,147	41,701

XOOM CORPORATION AND SUBSIDIARIES

Key Metrics

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Other Financial and Operational Data:
Gross Sending Volume (in thousands)	$1,930,646	$1,718,499	$5,329,627	$5,100,532
Transactions	4,260,359	3,197,129	11,692,900	9,285,967
Active Customers	1,473,859	1,221,733	1,473,859	1,221,733
Gross Additional Customers	186,268	118,964	500,190	409,334
Cost Per Acquisition of a Gross Additional Customer	$43	$44	$48	$45
Adjusted EBITDA (in thousands)	$(1,285)	$4,955	$6,356	$13,546

XOOM CORPORATION AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands, except per share data)
	(unaudited)
Non-GAAP net income:
GAAP net income (loss)	$(16,013)	$398	$(19,612)	$2,148
Add back: stock-based compensation	3,546	2,619	10,031	6,876
Add back: amortization of acquired intangible asset	204	204	611	611
Add back: Merger-related cost	9,416	—	10,731	—
Non-GAAP net income (loss)	$(2,847)	$3,221	$1,761	$9,635

Non-GAAP net income (loss) per diluted share	$(0.07)	$0.08	$0.04	$0.23

Non-GAAP diluted shares	39,448	41,765	41,816	41,701

Reconciliation of Adjusted EBITDA:
Net income (loss)	$(16,013)	$398	$(19,612)	$2,148
Provision for income taxes	43	30	123	61
Interest expense	370	351	1,064	1,023
Interest income	(83)	(59)	(231)	(204)
Amortization of acquired intangible asset	204	204	611	611
Depreciation and other amortization expense	1,232	1,412	3,639	3,031
Stock-based compensation	3,546	2,619	10,031	6,876
Merger-related cost	9,416	—	10,731	—
Adjusted EBITDA	$(1,285)	$4,955	$6,356	$13,546